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                                                                       EXHIBIT 5


                                 July 7, 1997

Mobile Telecommunication
        Technologies Corporation
200 South Lamar Street
Mtel Centre, South Building
Jackson, Mississippi 39201

        Re:  Mobile Telecommunication Technologies Corp.
             Registration Statement on Form S-3
             ----------------------------------

Ladies and Gentlemen:

        I am the Vice President, General Counsel and Secretary of Mobile Telecommunication Technologies, Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 57,500 shares of Cumulative Convertible Accruing Pay-In-Kind Preferred Stock (the "PIK Preferred"), (ii) 3,187,797 shares (the "Common Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), and (iii) an indeterminate number of shares of PIK Preferred which may be issued from time to time as dividends on the PIK Preferred (the "Dividend Shares") and (iv) an indeterminate number of shares of Common Stock issuable upon conversion of the PIK Preferred (the "Conversion Shares").

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.


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Mobile Telecommunication Technologies Corp.
July 7, 1997
Page 2

        In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-16245) as filed with the Securities and Exchange Commission (the "Commission") on November 15, 1996 under the Act and Amendment No. 1 to the Registration Statement as filed with the Commission on July 7, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Amended and Restated Certificate of Incorporation of the Company; (iii) the Amended and Restated By-Laws of the Company; (iv) the Certificate of Designation of the PIK Preferred, as amended to date; (v) certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the issuance of the Common Shares, the issuance of the PIK Preferred Shares and the issuance of the Conversion Shares; (vi) a specimen certificate evidencing the Common Stock; and
(vii) a specimen certificate evidencing the PIK Preferred. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and

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Mobile Telecommunication Technologies Corp.
July 7, 1997
Page 3

representations of officers and other representatives of the Company and others.

        I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

        1. The PIK Preferred shares have been duly authorized by requisite corporate action by the Company, have been validly issued and are fully paid and nonassessable.

        2. The Conversion Shares have been duly authorized by requisite corporate action by the Company and, when issued upon conversion of the PIK Preferred or issued as in accordance with the Certificate of Designation, will be validly issued, fully paid and nonassessable.

        3. The Dividend Shares have been duly authorized by the requisite corporate action by the Company and, when issued in accordance with the Certificate of Designation, will be validly issued, fully paid and nonassessable.

        4. The Common Shares have been duly authorized by requisite corporate action by the Company, have been validly issued and are fully paid and nonassessable.



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Mobile Telecommunication Technologies Corp.
July 7, 1997
Page 4

        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,


                                /s/ Leonard G. Kriss